SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CERPROBE CORPORATION

                    MJG ASSOCIATES, INC.
                                11/22/00            3,000-           20.0000
                    GABELLI PERFORMANCE PARTNERSHIP
                                11/22/00           20,000-           20.0000
                    GABELLI INTERNATIONAL LTD
                                11/22/00           12,000-           20.0000
                    GAMCO INVESTORS, INC.
                                11/22/00           17,000-           20.0000
                    GABELLI ASSOCIATES LTD
                                11/22/00          209,810-           20.0000
                                11/20/00            1,100            19.8750
                    GABELLI ASSOCIATES FUND
                                11/22/00          260,700-           20.0000
                                11/21/00              900            19.8750
                                11/20/00            1,000            19.8750
                                11/17/00           25,300            19.8738
                     GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                11/22/00           70,000-           20.0000
                                11/14/00           13,000            19.8750


          (1) THE TRANSACTIONS ON 11/22/00 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D.
               UNLESS
              OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED
              ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.